Exhibit 10.2

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of August [_] (this “Agreement”), is between Rafael Holdings, Inc., a Delaware corporation (“Rafael”), and the undersigned (the “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Rafael, Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”), Tandem Therapeutics, Inc., a Nevada corporation and a direct, wholly owned subsidiary of Rafael (“First Merger Sub”), and Tandem Therapeutics, LLC, a Nevada limited liability company and a direct, wholly owned subsidiary of Rafael (“Second Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of First Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct, wholly owned subsidiary of Rafael, followed by the merger of the Company with and into the Second Merger Sub (the “Subsequent Merger”), with Second Merger Sub surviving the Subsequent Merger as a direct, wholly owned subsidiary of Rafael, in each case on the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner of the number of shares of Common Stock, par value $0.00001 per share of the Company (“Company Common Stock”) set forth on Schedule A (such shares of Company Common Stock, together with any other shares of capital stock of Company acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to as the “Subject Shares” of the Stockholder); and

WHEREAS, in accordance with applicable Law and the Company’s Articles of Incorporation, as amended, and Bylaws, the Board of Directors of the Company has resolved to seek the required approval of the Company’s Stockholders (the “Company Stockholder Approval”) for the Merger and the adoption of the Merger Agreement.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Rafael has requested that the Stockholder enter into this Agreement, and the Stockholder desires to enter into this Agreement to induce Rafael to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Interpretation. When a reference is made in this Agreement to an Article, Section, recital, preamble or Schedule, such reference shall be to an Article, Section, recital, preamble or Schedule of this Agreement unless otherwise indicated. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the express context otherwise requires: (i) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (ii) the words “hereto,” “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (iv) any pronoun used in this Agreement shall include the corresponding masculine, feminine and neutral forms; (v) the term “or” is not exclusive and has the meaning represented by the phrase “and/or”; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if” and (vii) except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. As used in this Agreement, a Stockholder’s undertaking to use “reasonable best efforts” to cause any trust to take any action or to refrain from taking any action shall specifically mean recommending such course of action to the trustee(s) of such trust as being in the best interest of the trust and its beneficiaries, recognizing that whether or not a trustee determines to adopt such course of action remains a decision to be made by such trustee in the exercise of its fiduciary duties to the applicable trust.

ARTICLE II

Representations and Warranties of the Stockholder

The Stockholder represents and warrants to Rafael that:

SECTION 2.01. Organization. In the event that the Stockholder is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization (in the case of good standing, to the extent such jurisdiction recognizes such concept).

SECTION 2.02. Ownership of Subject Shares. As of the date hereof, Stockholder is the sole record and/or beneficial owner of, and has good and valid title to, the Subject Shares listed on Schedule A, free and clear of all Liens, except for any Liens created by this Agreement. Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth on Schedule A. Stockholder has the sole right to vote its Subject Shares.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. In the event that the Stockholder is an individual, the Stockholder has full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder, and, in the event the Stockholder is an individual and is married and the Subject Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of the Stockholder, this Agreement has been duly executed and delivered by the Stockholder’s spouse. In the event the Stockholder is an entity, the Stockholder has all requisite power and authority and has taken all action necessary to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance by the Stockholder of its obligations hereunder have been duly authorized by all necessary action, and no other proceedings on the part of the Stockholder (or the Stockholder’s governing body, members, stockholders, partners, trustees or similar Persons, as applicable) are necessary to authorize this Agreement or the performance by the Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming due authorization, execution and delivery by Rafael, this Agreement constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

SECTION 2.04. No Conflicts; Governmental Approvals.

(a) The execution, and delivery by the Stockholder of this Agreement do not, and the performance by the Stockholder of its obligations hereunder will not, constitute or result in (i) in the event that the Stockholder is an entity, a conflict with, a breach or violation of, or a default under, the certificate of incorporation and the bylaws, the limited liability company agreement, the partnership or trust agreement or comparable organizational documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of any Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except in the case of each of clauses (ii) and (iii) directly above, for any such conflict, breach, violation, termination, default, loss, creation, modification, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder.

(b) No approval by any Governmental Body is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement, other than compliance by the Stockholder with and filings under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended.

SECTION 2.05. Litigation. There is no Legal Proceeding pending or, to the knowledge of the Stockholder, any claim that has been asserted against or affecting the Stockholder with respect to a Legal Proceeding (and the Stockholder is not aware of any basis for any such Legal Proceeding or claim), nor is there any order outstanding against the Stockholder or to which any of its properties or assets is subject that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder.

ARTICLE III

Covenants of the Stockholders

SECTION 3.01. Agreement to Vote.

(a) From the period commencing with the execution and delivery of this Agreement and continuing until the termination of this Agreement pursuant to Section 4.11, the Stockholder agrees that:

(i) at any meeting of the stockholders of the Company called to seek the Required Company Stockholder Vote or in any other circumstances upon which a vote, consent or other approval of the Stockholder with respect to the Merger Agreement or any of the other transactions contemplated by the Merger Agreement is sought, the Stockholder shall cause its Subject Shares to be present in person or by proxy for purposes of constituting a quorum and vote, or cause to be voted, including by executing a written consent if requested by the Company, its Subject Shares in favor of granting the Company Stockholder Approval, and any other actions presented to the stockholders of Company as necessary or desirable in connection with the Company Stockholder Approval and the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; and

(ii) at any meeting of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval of the Stockholder is sought, the Stockholder shall cause its Subject Shares to be present in person or by proxy for purposes of constituting a quorum and vote, or cause to be voted, including by executing a written consent if requested by the Company, its Subject Shares against (A) any action, agreement or proposal made in opposition to or in competition with the consummation of the transactions contemplated by the Merger Agreement, (B) any action, agreement or proposal involving the Company or any of its Subsidiaries that would reasonably be expected to result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement and (C) any amendment of the certificate of incorporation or bylaws of the Company or any other action, agreement or proposal involving the Company or any of its Subsidiaries that would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the capital stock of the Company.

(b) The Stockholder shall not commit or agree to take any action inconsistent with any provision of Section 3.01(a). Notwithstanding the foregoing, nothing in this Agreement shall require the Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement in a manner that (1) decreases the Exchange Ratio or changes the form of the consideration payable to stockholders of the Company in the Merger; or (2) imposes any restrictions or additional conditions on the consummation of the Merger or the payment of the Merger Consideration to shareholders of the Company. For the avoidance of doubt, other than with respect to the matters described in Section 3.01(a), the Stockholder does not have any obligation to vote the Subject Shares in any particular manner and, with respect to such other matters, the Stockholder shall be entitled to vote the Subject Shares in its sole discretion.

SECTION 3.02. Irrevocable Proxy. The Stockholder hereby irrevocably grants to, and appoints, each officer of Rafael, and any other individual designated in writing by Rafael, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote its Subject Shares, or grant a consent or approval in respect of its Subject Shares, in a manner consistent with Section 3.01, and subject to the limitations described in Section 3.01(b), if and only if the Stockholder has not voted or caused to be voted such Subject Shares in a manner consistent with Section 3.01 at least five (5) Business Days prior to the applicable voting deadline. The Stockholder understands and acknowledges that Rafael is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 3.02 is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355 of Nevada Corporate Law. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Stockholder, upon any termination of this Agreement pursuant to Section 4.11.

SECTION 3.03. Transfer and Other Restrictions. Except pursuant to this Agreement, the Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift, merger or otherwise by operation of law) (collectively, “Transfer”), or enter into any contract, agreement, option or other arrangement or understanding with respect to the Transfer of, any of its Subject Shares to any person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of its Subject Shares, (iii) take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or (iv) commit or agree to take any of the foregoing actions; provided, however, that, notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Stockholder from selling or disposing of Subject Shares to any Permitted Transferee (as defined below) so long as such Permitted Transferee executes a signature page to this Agreement and delivers the same to Rafael, pursuant to which such Permitted Transferee agrees to be the “Stockholder” pursuant to this Agreement with respect to such Subject Shares that are the subject of such Transfer. “Permitted Transferee” means (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (ii) any trust, the trustees of which include only the persons named in clause (i) and the beneficiaries of which include only the persons named in clause (i), (iii) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the persons named in clause (i), or (iv) any person by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations. The Stockholder hereby authorizes and will instruct Rafael or its counsel to notify Rafael’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares of the Stockholder (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof. Notwithstanding the foregoing, any such stop transfer order and notice will immediately be withdrawn and terminated upon any termination of this Agreement pursuant to Section 4.11.

SECTION 3.04. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder who is a director and/or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising his or her fiduciary duties), including by voting, in his or her capacity as a director and/or officer of the Company, in the Stockholder’s sole discretion on any matter as a director and/or officer (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a record and/or beneficial owner of the Subject Shares). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director and/or officer of the Company.

ARTICLE IV

General Provisions

SECTION 4.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing (including, for the avoidance of doubt, via email) and shall be addressed to a party at the following address for such party:

(a) if to Rafael, to:

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

Attention: Chief Financial Officer

E-mail: david.polinsky@rafaelholdings.com

with a copy (which shall not constitute notice) to:

Schwell Wimpfheimer & Associates

37 West 39th Street, Suite 505

New York, NY 10018

E-mail: dov.schwell@swalegal.com

(b) If to the Company (prior to Closing) to:

Cyclo Therapeutics, Inc.

6714 NW 16th Street, Suite B

Gainesville, FL 32653

Attention: N. Scott Fine

E-mail: n.scott.fine@cyclodex.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

101 Park Avenue, 17th Floor
New York, NY 10178

Attention: Alison Newman

E-mail: anewman@foxrothschild.com

(c) if to the Stockholder, to the address and email address set forth on the signature page hereto:

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 4.01.

SECTION 4.02. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of any other provision hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

SECTION 4.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Merger Agreement to the extent referenced herein, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 4.05. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Nevada without regard to the conflicts of laws, rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction.

SECTION 4.06. Venue. The parties hereby irrevocably submit to the exclusive jurisdiction of the District Court of the State of Nevada, or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Nevada, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Legal Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Legal Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such Legal Proceeding or transactions shall be heard and determined in such a Nevada state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Legal Proceeding in the manner provided in Section 4.01 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

SECTION 4.07. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTEMPLATED IN THIS SECTION 4.07, TO ENTER INTO THIS AGREEMENT, THE AGREEMENTS CONTEMPLATED BY THE DOCUMENTS REFERRED TO HEREIN AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AS APPLICABLE.

SECTION 4.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assignable or delegable (as the case may be), in whole or in part, by operation of Law or otherwise, and any attempted or purported assignment or delegation in violation of this Section 4.08 shall be null and void. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

SECTION 4.09. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that, in addition to any other available remedies the parties may have in equity or at law, each party shall, unless this Agreement has been terminated in accordance with its terms, be entitled to specific performance and injunctive relief as a remedy for any such breach including an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the courts specified in Section 4.06, in each case without necessity of posting a bond or other form of security. In the event that any Legal Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

SECTION 4.10. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 4.11. Termination. This Agreement, and all obligations of the parties hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the First Effective Time, (ii) the date of termination of the Merger Agreement pursuant to Article 9 thereof, (iii) such date and time as there is any amendment of any term or provision of the Merger Agreement that reduces the Exchange Ratio or changes the form of consideration payable to the stockholders of the Company, (iv) the End Date, (v) such date and time as the mutual written agreement of the Stockholder and Rafael is effective, and (vi) such date and time that the Company Stockholder Approval has been obtained. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Rafael or the Stockholder, other than (A) this Article IV, which provisions shall survive such termination, and (B) liability for any breach of this Agreement prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

RAFAEL HOLDINGS, INC.

By:
Name:
Title:

STOCKHOLDER:

[NAME]

OR

[NAME]

By:
Name:
Title:

Address for Notices:

[Signature Page to Voting Agreement]

Schedule A

Name	Shares of Company Common Stock